Exhibit 10.1

Execution Version

Runway Growth Finance Corp.

First Supplement to Note Purchase Agreement

Dated as of April 13, 2023

Re:                          $25,000,000 8.54% Series 2023A Senior Notes

Due April 13, 2026

Runway Growth Finance Corp.

205 N. Michigan Avenue, #4200

Chicago, IL 60601

Dated as of

April 13, 2023

To the Series 2023A Additional

Purchaser named in

Schedule A hereto

Ladies and Gentlemen:

This First Supplement to Note Purchase Agreement (the “Supplement”) is among Runway Growth Finance Corp., a Maryland corporation (the “Company”), and the institutional investor named on Schedule A attached hereto (the “Series 2023A Additional Purchaser”).

Reference is hereby made to that certain Master Note Purchase Agreement dated as of December 10, 2021 (the “Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meanings as specified in the Note Purchase Agreement. Reference is further made to Section 4.16(b) of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Series 2023A Additional Purchaser as follows:

1.       The Company has authorized the issue and sale of $25,000,000 aggregate principal amount of its 8.54% Series 2023A Senior Notes due April 13, 2026 (the “Series 2023A Notes”). The Series 2023A Notes, together with the Series 2021A Notes issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2023A Notes shall be substantially in the form set out in Exhibit B hereto with such changes therefrom, if any, as may be approved by the Series 2023A Additional Purchaser and the Company.

2.       Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to the Series 2023A Additional Purchaser, and the Series 2023A Additional Purchaser agrees to purchase from the Company, Series 2023A Notes in the principal amount set forth opposite such Series 2023A Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the Closing date hereinafter mentioned.

3.       The sale and purchase of the Series 2023A Notes to be purchased by the Series 2023A Additional Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 S Canal Street, Chicago, Illinois 60606, at 8:00 a.m. Chicago time, at the Closing (the “Series 2023A Closing”) on April 13, 2023 or on such other Business Day thereafter on or prior to April 17, 2023 as may be agreed upon by the Company and the Series 2023A Additional Purchasers. At the Series 2023A Closing, the Company will deliver to the Series 2023A Additional Purchaser the Series 2023A Notes to be purchased by such Series 2023A Additional Purchaser in the form of a single Series 2023A Note (or such greater number of Series 2023A Notes in denominations of at least $100,000 as the Series 2023A Additional Purchaser may request) dated the date of the Series 2023A Closing and registered in such Series 2023A Additional Purchaser’s name (or in the name of such Series 2023A Additional Purchaser’s nominee), against delivery by such Series 2023A Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the applicable funding instructions delivered in accordance with Section 4.10 of the Note Purchase Agreement in connection with the Series 2023A Closing. If, at the Series 2023A Closing, the Company shall fail to tender such Series 2023A Notes to the Series 2023A Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Series 2023A Additional Purchaser’s satisfaction, the Series 2023A Additional Purchaser shall, at the Series 2023A Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Series 2023A Additional Purchaser may have by reason of such failure by the Company to tender such Series 2023A Notes to the Series 2023A Additional Purchaser as provided in this Section 3 or any of the conditions specified in Section 4 not having been fulfilled to such Series 2023A Additional Purchaser’s satisfaction.

4.       The obligation of the Series 2023A Additional Purchaser to purchase and pay for the Series 2023A Notes to be sold to such Series 2023A Additional Purchaser at the Series 2023A Closing is subject to the fulfillment to the Series 2023A Additional Purchaser’s satisfaction, prior to the Series 2023A Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2023A Notes to be purchased at the Series 2023A Closing as if each reference to “2021A Notes” or “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer to “Series 2023A Notes,” “Series 2023A Closing” and “Series 2023A Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:

(a)       Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Series 2023A Closing (except for representations and warranties which apply to a specific earlier date which shall be true as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Series 2023A Additional Purchaser an Officer’s Certificate, dated the date of the Series 2023A Closing certifying that such condition has been fulfilled.

(b)       Contemporaneously with the Series 2023A Closing, the Company shall sell to the Series 2023A Additional Purchaser, and the Series 2023A Additional Purchaser shall purchase, the Series 2023A Notes to be purchased by such Series 2023A Additional Purchaser at the Series 2023A Closing as specified in Schedule A.

5.       The terms of the Note Purchase Agreement shall apply to the Series 2023A Notes except:

(a)               Section 4.4 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.4. Opinions of Counsel. The 2023A Additional Purchaser shall have received opinions in the form and substance satisfactory to the 2023A Additional Purchaser, dated as of the 2023A Closing Date (a) from Dechert LLP, special counsel for the Company, substantially in the form set forth in Schedule 4.4(a) to the Supplement and the Company hereby instructs its counsel to deliver such opinion to the 2023A Additional Purchaser and (b) from Chapman and Cutler LLP, the 2023A Additional Purchaser’s special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) to the Note Purchase Agreement and covering such other matters incident to such transactions as such Purchaser may reasonably request.”

(b)               the proviso in the first sentence of Section 8.2 of the Note Purchase Agreement shall be amended in its entirety to read as follows:

“provided, that, so long as no Default or Event of Default shall then exist, at any time on or after September 10, 2026 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2021A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that so long as no Default or Event of Default shall then exist, at any time on or after January 13, 2026 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2023A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date.”

(c)               The definition of “Change in Control” set forth in Section 8.8(f) to the Note Purchase Agreement shall be amended and restated in the entirety to read as follows:

“Change in Control” means (a) the acquisition after the date of this Agreement of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Execution Date), other than OCM Growth Holdings, LLC, of shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding capital stock (or similar ownership interests) of the Company or (b) David Spreng, Cobblestone Total Return Fund LLC, the executive management of the Investment Adviser, OCM Growth Holdings, LLC, and their respective Affiliates shall cease to own and control in the aggregate at least 50.0% of the ordinary voting power represented by the issued and outstanding capital stock (or similar ownership interests) of the Investment Adviser.

For avoidance of doubt, the amended provisions contained in this Section 5 of the Supplement shall only be appliable to the Series 2023A Notes.

6.       The definition of “Competitor” set forth in Schedule A to the Note Purchase Agreement shall be amended in the entirety to read as follows:

“Competitor” means (a) any entity that has elected to be regulated as a “business development company” under the Investment Company Act; (b) any Person who is not an Affiliate of the Company or any of its Subsidiaries and who engages, as its primary business, in (i) the same or similar business as a material business of the Company or any of its Subsidiaries or (ii) the business of originating loans to middle market companies and such Person is not a bank or an insurance company; or (c) any Affiliate of any of the foregoing; provided that:

(i)       the provision of investment advisory services by a Person to a Plan which is sponsored, maintained, contributed to or required to be contributed to by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor, provided that such Person providing such services has established and maintains procedures which will prevent Confidential Information supplied to such Person from being transmitted or otherwise made available to such Plan or to such Person which would otherwise be a Competitor;

(ii)        in no event shall an Institutional Investor be deemed a Competitor if such Institutional Investor is a “pension plan” (as defined in Section 3(2) of ERISA) sponsored, maintained, contributed to or required to be contributed to by a Person which would otherwise be a Competitor but which is a regular investor in privately placed Securities and such pension plan has established and maintains procedures that will prevent Confidential Information supplied to such pension plan by the Company from being transmitted or otherwise made available to such plan sponsor or participating or contributing employer which would otherwise be a Competitor;

(iii)       in no event shall an Institutional Investor listed on Schedule 7.5, its Affiliates or Related Funds, whose investors are comprised of the same, be deemed a Competitor so long as such Institutional Investor, Affiliate or Related Fund is not a “business development company”; and

(iv)        in no event shall any initial Purchasers of the Notes under this Agreement or any Supplement be deemed a Competitor.

7.       The Series 2023A Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2023A Notes by such Series 2023A Additional Purchaser as if each reference to “2021A Notes” or “Notes,” and “Purchaser” set forth therein was modified to refer to “Series 2023A Notes” and “Series 2023A Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.

8.       The Company and the Series 2023A Additional Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement (as modified and supplemented by this Supplement) as fully and completely as if such Series 2023A Additional Purchaser were an original signatory to the Note Purchase Agreement.

9.       This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The execution hereof shall constitute a contract between the Company and the Series 2023A Additional Purchaser for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. The parties agree to electronic contracting and signatures with respect to this Supplement.  Delivery of an electronic signature to, or a signed copy of, this Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

Runway Growth Finance Corp.

By	/s/ R. David Spreng
	Name:	R. David Spreng
	Title:	President and Chief Executive Officer

Runway Growth Finance Corp.	First Supplement

This Supplement is hereby accepted and

agreed to as of the date thereof.

Teachers Insurance and Annuity Association of America

By:	Nuveen Alternative Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Greg Miller
	Name:	Greg Miller
	Title:	Director

Schedule A

Runway Growth Finance Corp.

205 N. Michigan Avenue, #4200
Chicago, IL 60601

$25,000,000 8.54% Series 2023A Senior Notes, due April 13, 2026

Information Relating to Series 2023A Additional Purchaser

[Intentionally Omitted]

SCHEDULE A

(to Supplement)

A-1

Exhibit A

Supplemental Representations

The Company represents and warrants to the Series 2023A Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date which shall be true as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date hereof with respect to the Series 2023A Notes with the same force and effect as if each reference to “the Notes” set forth therein was modified to refer to the “Series 2023A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the First Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.       Disclosure. (a) This Agreement, the financial statements listed in Schedule 5.5 to this Supplement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to April 13, 2023 in connection with the transactions contemplated hereby and identified in Schedule 5.3 hereto (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3(b)) (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2022 there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents (after taking account of all updates thereto and the same having been delivered to the Series 2023A Additional Purchaser).

Section 5.4.       Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 to this Supplement contains (except as noted therein) complete and correct lists as of the date of the applicable Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and executive officers.

Section 5.5.       Financial Statements; Material Liabilities. The Company has delivered to the Series 2023A Additional Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to this Supplement. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Exhibit A
(to Supplement)

A-1

Section 5.13.       Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2023A Notes or any similar Securities for sale to, or solicited any offer to buy the Series 2023A Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Series 2023A Additional Purchaser and not more than five other Institutional Investors, each of which has been offered the Series 2023A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2023A Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.       Use of Proceeds; Margin Regulations The Company will apply the proceeds of the sale of the Series 2023A Notes hereunder to repay outstanding indebtedness, make investments in accordance with the Company’s investment objective and investment strategy and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its consolidated Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.       Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 to this Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Series 2023A Closing (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. The provisions of this clause (a) shall not apply to any Indebtedness consisting of repurchase agreements or other Indebtedness incurred in the ordinary course of business and secured solely by U.S. Treasury securities.

A-2

Exhibit B

[Form of Series 2023A Note]

Runway Growth Finance Corp.

8.54% Series 2023A Senior Note Due April 13, 2026

No. [_____]	[Date]
$[_______]	PPN 78163D A@9

For Value Received, the undersigned, Runway Growth Finance Corp. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on April 13, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 8.54% per annum, as may be adjusted in accordance with Section 1.2 of the Master Note Purchase Agreement (as hereinafter defined), from the date hereof, payable semiannually, on the 13th day of April and October in each year, commencing with the April 13 or October 13 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Master Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Investment Adviser (as defined in the hereinafter Master Note Purchase Agreement) in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the First Supplement to Note Purchase Agreement dated April 13, 2023 to the Master Note Purchase Agreement dated December 10, 2021 (as from time to time amended, the “Master Note Purchase Agreement”), among the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Master Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note and the holder hereof are entitled equally and ratably with the holders of all of the Notes to the rights and benefits provided pursuant to the terms and provisions of each Subsidiary Guarantee (as such term is defined in the Master Note Purchase Agreement), if any. Reference is hereby made to the foregoing for a statement of the nature and extent of the benefits for the Notes afforded thereby and the rights of the holders of the Notes.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

Runway Growth Finance Corp.

By
Name:
Title:

Form of Opinion of Special Counsel
For The Company

Schedule 4.4(a)

Form of opinion of Dechert LLP

[Intentionally Omitted]

Schedule 4.4(A)
(to Supplement)

Schedule 5.3

Disclosure Materials

[Intentionally Omitted]

Schedule 5.3
(to Supplement)

Schedule 5.4

Subsidiaries of the Company and
Ownership of Subsidiary Stock

[Intentionally Omitted]

Schedule 5.4
(to Supplement)

Schedule 5.5

Financial Statements

[Intentionally Omitted]

Schedule 5.5
(to Supplement)

Schedule 5.15

Existing Indebtedness of the Company and its Subsidiaries

[Intentionally Omitted]

Schedule 5.15
(to Supplement)